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                                                                      Exhibit 21

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

1.       Industrial Tectonics Bearings Corporation, incorporated in Delaware.

2.       RBC Linear Precision Products, Inc., incorporated in Delaware.

3.       RBC Nice Bearings, Inc., incorporated in Delaware.

4.       Bremen Bearings, Inc., incorporated in Delaware.

5.       Roller Bearing Company FSC, Inc., incorporated in Barbados.

6.       Miller Bearing Company, incorporated in Delaware.